UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) May 11, 2019

TRAQIQ, INC.

(Exact Name of Registrant as Specified in its Charter)

California	333-172658	30-0580318
(State or other jurisdiction of incorporation)	(Commission File number)	(IRS Employer Identification No.)

14205 SE 36th Street, Suite 100, Bellevue, WA 98006

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code (425) 818-0560

(Former name or former address, if changed since last report.)

Copies to:

Donald P. Hateley, Esq.

Hateley & Hampton

620 Newport Center Drive, Suite 1100

Newport Beach, CA 92660-8011

Phone: (949) 438-1040

Fax: (310) 388-5899

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 11, 2019, we implemented certain leadership changes to further our efforts to move forward with the change in our business plan and accepted the resignation of Lloyd T. Spencer, one of our directors, vice president and secretary, from our Board and all of his officer positions.

Effective May 11, 2019, upon the resignation of Mr. Spencer, the Board appointed Greg Rankich to our board and Ajay Sikka, our Chairman and CEO, was appointed as our Secretary.

Greg Rankich, age 46, was appointed to our Board as a director. From May 2018 to the present, Mr. Rankich is the co-founder and partner at Better U Today, which is program designed to provide a simple and straightforward approach to help people achieve their ideal weight through food, education and lifestyle changes. From January 2017 to the present, Mr. Rankich also serves as the managing partner of Kirkland REI, LLC, which is a private real estate investment and management firm that focuses on four primary asset classes: Single Residential Properties, Multi-Family Properties, Commercial Properties and Land Acquisition. From July 2013 to the present, Mr. Rankich serves as an Advisory Board Member of Ro Health, which is a rapidly growing medical staffing and home health agency. Ro Health supplies clients and patients with healthcare providers that are kind and caring. From July 2005 to May 2018, Mr. Rankich served as the Chief Executive Officer of Xtreme Consulting Group, Inc., an $80 million in revenue international services firm that employs best-in-class business and technology professionals who are focused on improving business performance for clients of all types and sizes. Digital Intelligence Systems acquired Xtreme on May 11, 2018. Prior to founding Xtreme, Mr. Rankich held many roles within Microsoft Corporation. In 2010, Mr. Rankich was a finalist for Ernst & Young “Entrepreneur of the Year” award. He is an active member of company boards and advisory panels and is also involved in numerous charities and non-profits in the northwest. Mr. Rankich graduated with a B.A. in International Business and a M.B.A. from Washington State University.

The Board will determine the compensation of Mr. Rankich at a future date.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

TRAQIQ, INC.

Date: May 16, 2019	/s/ Ajay Sikka
Ajay Sikka
Chief Executive Officer

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